Valeritas Announces Pricing of $24 Million Public Offering of Common Stock

BRIDGEWATER, N.J., April 24, 2018 (GLOBE NEWSWIRE) --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company which offers patients with type 2 diabetes V-Go® Wearable Insulin Delivery device, a simple, affordable, all-in-one insulin delivery option that is worn like a patch and can eliminate the need for taking multiple daily shots, today announced the pricing of its underwritten public offering of 13,700,000 shares of its common stock at a public offering price of $1.75 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Valeritas, are expected to be $24 million. In addition, Valeritas has granted the underwriters a 30-day option to purchase up to an additional 2,055,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on April 26, 2018, subject to customary closing conditions. Valeritas intends to use the net proceeds for working capital and other general corporate purposes.
Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering. National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation, is acting as a co-manager in connection with the offering.
A registration statement related to these securities and an additional registration statement filed pursuant to Rule 462(b) was declared effective by the Securities and Exchange Commission (the “SEC”) on April 23, 2018. The offering will be made only by means of a prospectus. Copies of the final prospectus filed with the SEC can be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Valeritas, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com